UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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VIISAGE TECHNOLOGY, INC.

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FILED BY: VIISAGE TECHNOLOGY, INC.

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UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SUBJECT COMPANY: VIISAGE TECHNOLOGY, INC.

COMMISSION FILE NO.: 000-21559

Bill Aulet	Jerry Griffin
Chief Financial Officer, Viisage	PAN Communications
978.952.2200	978-474-1900
aulet@viisage.com	viisage@pancomm.com

VIISAGE ANNOUNCES TIMING FOR

THIRD QUARTER 2003 RESULTS AND CONFERENCE CALL

Viisage Also Provides an Update on the Timing of the ZN Acquisition Completion

LITTLETON, Mass. – October 15, 2003 – Viisage (Nasdaq: VISG), a leading provider of advanced technology solutions for identity verification, announced today that it will issue a press release containing its results for the third quarter of 2003 after the market close on Wednesday, November 5, 2003. The company will host a conference call with the investment community to discuss its results for that period beginning at 5:00 p.m. EST that same day.

The dial-in number for the call is 800-901-5241, confirmation code 64654090. Internationally, please dial 617-786-2963, with the same confirmation code. The call also will be available via live audio Webcast at the company’s Web site (www.viisage.com). To listen via this alternative, please go to the company’s Web site at least 10 minutes prior to the start of the call and follow the directions. A replay of the Webcast will be available at Viisage’s Web site beginning one hour after completion of the call.

ZN Acquisition Timing

The company had previously expected to hold a special shareholders meeting and complete its acquisition of ZN Vision Technologies AG by the end of October 2003. The company now believes that the meeting and the completion of the acquisition will occur before the end of the year. “While the process is taking longer than we had originally anticipated, we do not see any issues standing in the way and we are continuing to work diligently to complete this transaction,” said Bill Aulet, chief financial officer, Viisage. “We remain confident that the acquisition of ZN will greatly benefit our joint customers, prospects, shareholders and employees.”

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity verification solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, providing access control, and protecting personal privacy. Viisage creates solutions using secure document and face recognition technologies that quickly, reliably, and accurately identify individuals. With over 2,000 installations worldwide, Viisage’s identity verification solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs.

About the Proxy Materials

Viisage shareholders should read the proxy materials when available because they will contain important information, including information about the participants in the solicitation and any direct or indirect interests they may have in the acquisition. The proxy materials will be available free of charge on the SEC’s website at www.sec.gov and on Viisage’s website under “Corporate Information: SEC Filings”.

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This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by the Company through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, potential fluctuations in quarterly results, the size and timing of award and performance on contracts, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to complete proposed transactions, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in the company’s filings with the Securities and Exchange Commission, including without limitation, the company’s Form 10K for the year ending December 31, 2002 and its quarterly reports on Form 10Q.